UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2014

DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32868 (Commission File Number)	52-2319066 (IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee (Address of principal executive offices)	37027 (Zip Code)

Registrant's telephone number, including area code: (615) 771-6701

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Effective January 16, 2014, Delek Refining, Ltd. (the “Borrower”), a wholly-owned subsidiary of the registrant, Delek US Holdings, Inc. (the “Company”), entered into a $670 million asset-backed credit agreement (the “Wells ABL”) with a consortium of lenders including Wells Fargo Bank, National Association (“Wells”) as administrative agent. The Wells ABL is an amendment and restatement of the Borrower's former credit facility by and among the Borrower and a consortium of lenders including Wells Fargo Capital Finance, LLC as administrative agent dated February 23, 2010, as amended.

The primary purpose of the Wells ABL is to support the working capital requirements of the Borrower’s petroleum refinery in Tyler, Texas. The Wells ABL consists of (i) a $600 million revolving loan (the “Revolving Loan”), which includes a $55 million swing line loan sublimit and a $550 million letter of credit sublimit, (ii) a $70 million delayed single draw term loan (the “Term Loan”) and (iii) an accordion feature which permits an increase in revolving credit borrowings of up to $875 million subject to additional lender commitments.

The Revolving Loan is scheduled to mature in January 2019, extending the maturity date under the Borrower's former credit facility from April 2015. Under the facility, Revolving Loans (including swing line loans and letters of credit) are to be provided subject to availability requirements which are determined under a borrowing base as such terms are defined under the Wells ABL.

The Borrower may borrow the Term Loan upon satisfaction of certain conditions at any time prior to June 1, 2014. The Borrower has the option to terminate early the Term Loan commitments at any time prior to May 1, 2014, or allow the Term Loan commitments to expire if undrawn on June 1, 2014. If drawn, the Term Loan is subject to repayment in level principal installments, with a final balloon payment due on December 31, 2016.

At the Borrower’s election, borrowings under the Revolving Loan bear interest at either (i) a rate per annum equal to the highest of (a) the Administrative Agent’s prime rate, (b) one month LIBOR plus 1.0% and (c) 0.5% in excess of the federal funds effective rate (the “Base Rate”), or (ii) the one-, two- or three-month LIBOR, as selected by the Borrower, plus an applicable margin. The applicable margin for the Revolving Loan depends on the Borrower's borrowing base availability and varies from 1.00% to 1.50% for Base Rate loans and 2.00% to 2.50% for LIBOR loans. The Term Loan, when and if drawn, bears interest at the rate of one-month LIBOR plus an applicable margin or Base Rate plus an applicable margin.

Under the terms of the Wells ABL, the lenders were granted a perfected, first priority security interest in all of the Borrower’s accounts receivable, general intangibles, letter of credit rights, deposit accounts, investment property, inventory, equipment and all products and proceeds thereof. The security interest in equipment will be fully released upon the first to occur of (i) the Borrower terminating the Term Loan commitments prior to drawing, (ii) the Borrower allowing the Term Loan commitments to expire undrawn and (iii) the Borrower’s repayment in full of all borrowings under the Term Loan if the Term Loan is drawn. The Company is a guarantor of the Borrower’s obligations under the Wells ABL, with the Company’s guaranty being limited to $15 million.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Wells ABL provided above under Item 1.01 is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2014	DELEK US HOLDINGS, INC.

/s/ Assaf Ginzburg
Name: Assaf Ginzburg
Title: EVP / Chief Financial Officer